UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MANHATTAN BRIDGE CAPITAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MANHATTAN BRIDGE CAPITAL, INC.

60 Cutter Mill Road

Great Neck, NY 11021

Notice of Annual Meeting of Shareholders

To be held on Thursday, June 18, 2026

To Our Shareholders:

You are invited to attend the 2026 Annual Meeting of Shareholders of Manhattan Bridge Capital, Inc. at 9:00 a.m. local time, on Thursday, June 18, 2026, at the office of Sullivan & Worcester LLP, 1251 Avenue of the Americas, New York, NY 10020.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Assaf Ran
President and Chief Executive Officer

MANHATTAN BRIDGE CAPITAL, INC.

60 Cutter Mill Road

Great Neck, NY 11021

Notice of Annual Meeting of Shareholders

To be held on Thursday, June 18, 2026

The Annual Meeting of Shareholders of Manhattan Bridge Capital, Inc. (the “Company”) will be held at the offices of Sullivan & Worcester LLP, 1251 Avenue of the Americas, New York, NY 10020, on Thursday, June 18, 2026 at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

1.	Election of six (6) directors to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

2.	Advisory approval of the appointment of Hoberman & Lesser CPA’s, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026.

3.	Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The Company’s Board of Directors has set the close of business on April 24, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be available for examination by any shareholder at the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

By order of the Board of Directors

Vanessa Kao
Secretary

Great Neck, New York

May 8, 2026

IMPORTANT:	IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

We appreciate your giving this matter your prompt attention.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 18, 2026

The proxy materials for the Annual Meeting, including our Annual Report to Shareholders and the Proxy Statement are available at http://www.manhattanbridgecapital.com/meeting.php

MANHATTAN BRIDGE CAPITAL, INC.

60 Cutter Mill Road

Great Neck, NY 11021

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To be held on Thursday, June 18, 2026

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the “Board”) of Manhattan Bridge Capital, Inc. (the “Company,” “we,” “us,” “our,” or any derivative thereof) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Sullivan & Worcester LLP, 1251 Avenue of the Americas, New York, NY 10020 on Thursday, June 18, 2026 at 9:00 a.m., local time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company’s principal executive offices are located at 60 Cutter Mill Road, Suite 205, Great Neck, NY 11021.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 18, 2026

The proxy materials for the Annual Meeting, including the Annual Report to Shareholders and the Proxy Statement are available at http://www.manhattanbridgecapital.com/meeting.php

Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to Manhattan Bridge Capital, Inc., 60 Cutter Mill Road, Suite 205, Great Neck, NY 11021. Attention: Vanessa Kao, Chief Financial Officer, by sending an e-mail to vanessa@manhattanbridgecapital.com, or by calling the phone number: (516) 444-3402.

Requested additional paper copies will be delivered by first-class mail or other equally prompt means within one business day of receipt of such request.

Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders over the internet. You can access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com.

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only shareholders of record at the close of business on April 24, 2026 (the “Record Date”), are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 11,429,351 outstanding shares of our common stock, par value $0.001 per share (the “Common Shares”). Each Common Share is entitled to one vote. Common Shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as specified. Common Shares were our only voting securities outstanding on the Record Date. A quorum will be present at the Annual Meeting of shareholders when such shareholders owning a majority of the Common Shares outstanding on the Record Date are present at the meeting in person or by proxy.

Voting of Proxies

The persons acting as proxies (the “Proxyholders”) pursuant to the enclosed Proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the Proxyholders will vote the shares represented by the proxy: (i) for the election of the director nominees named in this Proxy Statement; (ii) for the advisory approval of the appointment of Hoberman & Lesser CPA’s, LLP (“H&L”) as the Company’s independent auditors for the fiscal year ending December 31, 2026; and (iii) in their discretion, on any other business that may come before the Annual Meeting and any adjournments of the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR all of the director nominees in Proposal No. 1 and FOR Proposal No. 2 at the Annual Meeting. A proxy may be revoked by the shareholder giving the proxy at any time before it is voted at the Annual Meeting, by written notice addressed to and received by the Secretary of the Company or Secretary of the Annual Meeting, and a prior proxy is automatically revoked by a shareholder giving a subsequent proxy or attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, however, in and of itself, does not revoke a prior proxy. In the case of the election of directors, shares represented by a proxy which are marked “WITHHOLD AUTHORITY” to vote for all director nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Shares represented by proxies that are marked “ABSTAIN” on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (“broker non-votes”), including with respect to Proposal No. 1, those shares will not be counted as entitled to be voted (other than for the purpose of establishing a quorum) and, therefore, will have no effect on the outcome of the vote.

Voting Requirements

Election of Directors. The election of the six director nominees will require a plurality of the votes cast at the Annual Meeting. Votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Advisory Approval of the Appointment of Independent Auditors. The affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote at the Annual Meeting is required to approve the appointment of H&L as the Company’s independent auditors for the fiscal year ending December 31, 2026. An abstention from voting on approval of auditors will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote on either matter.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to shareholders for the fiscal year ended December 31, 2025 (“Fiscal Year 2025”), respectively, to each shareholder of record, we may furnish proxy materials via the internet. Accordingly, all of our shareholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about May 8, 2026.

On the date of mailing the Notice of Internet Availability of Proxy Materials, shareholders will be able to access all of the proxy materials at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet or by telephone. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Proposal No. 1

ELECTION OF DIRECTORS

The current members of our Board are Lyron Bentovim, Eran Goldshmit, Michael J. Jackson, Vanessa Kao, Phillip Michals and Assaf Ran. All six directors are to be elected at the Annual Meeting. All directors hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

It is intended that votes pursuant to the enclosed proxy will be cast for the election of the six nominees named below. In the event that any such nominee should become unable or unwilling to serve as a director, the Proxy will vote for the election of an alternate candidate, if any, as shall be designated by the Board. Our Board has no reason to believe these nominees will be unable to serve if elected. Each nominee has consented to be named in this Proxy Statement and to serve if elected. All six nominees are currently members of our Board. There are no family relationships among any of the executive officers or directors of the Company.

Our director nominees and their respective ages as of the Record Date are as follows:

Name	Age	Position
Assaf Ran	60	Founder, Chairman of the Board, Chief Executive Officer and President
Lyron Bentovim (1)	56	Director
Eran Goldshmit (1)(2)(3)	59	Director
Michael J. Jackson (1)(2)(3)	61	Director
Vanessa Kao	48	Chief Financial Officer, Vice President, Treasurer, Secretary and Director
Phillip Michals (1)(2)(3)	56	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

Set forth below is a brief description of the background and business experience of our director nominees:

Assaf Ran, our founder, has been our Chief Executive Officer, president and chairman of the Board since our inception in 1989. Mr. Ran has 37 years of senior management experience leading public and private businesses. Mr. Ran started several yellow page and other businesses from the ground up and managed to make each one of them successful. Mr. Ran’s professional experience and background with us, as our director since March 1999, have given him the expertise needed to serve as one of our directors.

Lyron Bentovim has been a member of the Board since December 2008. Mr. Bentovim currently serves as the president and chief executive officer of The Glimpse Group, Inc. (Nasdaq: GGRP), an immersive technology company based in New York, NY. Mr. Bentovim also serves as a managing partner at Darklight Partners, a strategic advisor to small and mid-size public and private companies. Prior to that, from July 2014 to August 2015, Mr. Bentovim served as chief operating officer and chief financial officer of Top Image Systems Ltd. (formerly listed on Nasdaq: TISA), and from March 2013 to July 2014, Mr. Bentovim served as chief operating officer and chief financial officer of NIT Health Inc. and as chief operating officer and chief financial officer and managing director at Cabrillo Advisors LLC. From August 2009 until July 2012, Mr. Bentovim has served as chief operating officer and chief financial officer of Sunrise Telecom, Inc. Prior to joining Sunrise Telecom, Inc., from January 2002 until August 2009, Mr. Bentovim served as a portfolio manager for Skiritai Capital LLC, an investment advisor based in San Francisco. Mr. Bentovim has over 25 years of management experience, including his experience as a member of the board of directors at RTW Inc., Ault, Inc., Top Image Systems Ltd., Three-Five Systems Inc., Sunrise Telecom Inc., Blue Sphere Corporation, and Argonaut Technologies Inc. Prior to his position in Skiritai Capital LLC, Mr. Bentovim served as president, chief operating officer and co-founder of WebBrix, Inc. Additionally, Mr. Bentovim spent time as a senior engagement manager with strategy consultancies including USWeb/CKS, the Mitchell Madison Group LLC and McKinsey & Company Inc. Mr. Bentovim has an MBA from Yale School of Management and a law degree from the Hebrew University, Jerusalem, Israel. Mr. Bentovim’s professional experience and background with other companies and with us have given him the expertise needed to serve as one of our directors.

Eran Goldshmit has been a member of the Board since March 1999. Since August 2001, he has been the president of the New York Diamond Center, New York, NY. From December 1998 until July 2001, Mr. Goldshmit was the general manager of the Carmiel Shopping Center in Carmiel, Israel. Mr. Goldshmit received certification as a financial consultant in February 1993 from the School for Investment Consultants, Tel Aviv, Israel, and a BA in business administration from the University of Humberside, England, in December 1998. Mr. Goldshmit’s professional experience and background with other companies and with us have given him the expertise needed to serve as one of our directors.

Michael J. Jackson has been a member of the Board since July 2000. Since May 2017, Mr. Jackson has been the chief financial officer of Radius Global Market Research. Since February 2025, Mr. Jackson has served as a member of the board of directors of Radius Holding Company. From March 2016 through April 2017, Mr. Jackson served as chief financial officer and executive vice president of both Ethology, Inc., a digital marketing agency, and Tallwave, LLC, a business design and innovation agency. From April 2007 through February 2016, he was the chief financial officer and the executive vice president of iCrossing, Inc., a digital marketing agency. From October 1999 to April 2007, he served as executive vice president and chief financial officer of AGENCY.COM, a global Internet professional services company. He also served as the chief accounting officer of AGENCY.com from May 2000 and as its corporate controller from August 1999 until September 2001. From October 1994 until August 1999, Mr. Jackson was a senior manager at Arthur Andersen, LLP and manager at Ernst & Young LLP. Mr. Jackson also served on the New York State Society Auditing Standards and Procedures Committee from 1998 to 1999 and served on the New York State Society’s Securities and Exchange Commission Committee from 1999 to 2001. Mr. Jackson holds an MBA in Finance from Hofstra University and is a certified public accountant. Mr. Jackson is a current member of the board of directors of AvenueZ, Inc., a privately held digital marketing technology company. Mr. Jackson’s professional experience and background with other companies and with us have given him the expertise needed to serve as one of our directors.

Vanessa Kao has been our Chief Financial Officer, vice president, treasurer and secretary since rejoining us in June 2011. Ms. Kao joined our board in November 2023. From January 2014 through April 2016, she was also the Chief Financial Officer of Jewish Marketing Solutions LLC. Since April 2016, she has been serving as a consultant to Jewish Marketing Solutions LLC. From July 2004 through April 2006, she served as our assistant Chief Financial Officer. From April 2006 through December 2013, she was the Chief Financial Officer of DAG Jewish Directories, Inc. Ms. Kao holds a M.B.A. in Finance and MIS/E-Commerce from the University of Missouri and a bachelor’s degree of Business Administration in Finance from the National Taipei University in Taiwan.

Phillip Michals has been a member of the Board since rejoining our Board in June 2019. Mr. Michals is the chief executive officer and executive chairman of A.G.P./Alliance Global Partners, a full-service investment banking and wealth management firm since 2018. Mr. Michals is also a Co-Founder and Chairman of the Board and Director of A.G.P. Canada, where he assists the team with developing and executing business goals in Canada. Mr. Michals has also been a partner in RG Michals since 1999 and affiliated with an independent firm from 2010 to 2018. His responsibilities were primarily in business development. He was also a partner for over 10 years at MSCI, an advisory/consulting firm that consulted for member firms of NYSE and FINRA. Mr. Michals currently has his Series 7, 63, 24, 99, and 65 licenses and received his Bachelor of Science from the University of Delaware. Mr. Michals’ professional experience and background with other companies and with us have given him the expertise needed to serve as one of our directors.

The Board recommends a vote FOR the election of each of the director nominees and proxies that are signed and returned will be so voted

unless otherwise instructed.

* * * * *

Proposal No. 2

ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

H&L has been our independent registered public accounting firm since November 2014 when Hoberman, Goldstein & Lesser, CPA’s, P.C. (“HG&L”), our independent registered public accounting firm at the time, effectively resigned when the ownership interest in HG&L changed and formed H&L as a new successor entity to HG&L. As a result, H&L was engaged as our new independent registered public accounting firm. One or more representatives of H&L is expected to be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from our shareholders.

Selection of the independent accountants is not required to be submitted to a vote of our shareholders for ratification. In addition, Nasdaq Stock Market rules require the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. The Audit Committee expects to appoint H&L to serve as independent auditors to conduct an audit of our accounts for the 2026 fiscal year. However, the Board is submitting this matter to our shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain H&L and may retain that firm or another without re-submitting the matter to the shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

The Board recommends a vote FOR this proposal

and proxies that are signed and returned will be so voted

unless otherwise instructed.

* * * * *

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the Record Date:

Name	Age	Position	In Current Position Since
Assaf Ran (1)	60	President and Chief Executive Officer	1989

Vanessa Kao (2)	48	Chief Financial Officer, Vice President, Treasurer, Secretary and Director	2011 (as Chief Financial Officer, Vice President, Treasurer, Secretary) 2023 (as Director)

(1)	Mr. Ran’s biographical information is provided above.
(2)	Ms. Kao’s biographical information is provided above.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions. Our current Code of Ethics is posted on our website at www.manhattanbridgecapital.com. The information on our website is not incorporated by reference into this Proxy Statement. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Ethics by posting such information on the website address specified above.

Insider Trading Policy

We have adopted an insider trading policy (the “Policy”), governing the purchase, sale and other transactions in our securities that applies to our directors, executive officers, employees, and other covered persons, including immediate family members and entities controlled by any of the foregoing persons, as well as by the Company itself.

The Policy prohibits, among other things, insider trading and certain speculative transactions in our securities (including short sales, buying put and selling call options and other hedging or derivative transactions in our securities) and establishes a regular blackout period schedule during which directors, executive officers, employees, and other covered persons may not trade in the Company’s securities, as well as certain pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in our securities.

Director Independence

The Board has determined, in accordance with Nasdaq’s Stock Market Rules, that: (i) Messrs. Jackson, Goldshmit, Bentovim and Michals (the “Independent Directors”) are independent and represent a majority of its members; (ii) Messrs. Jackson, Goldshmit, Bentovim and Michals, as the members of the Audit Committee, are independent for such purposes; and (iii) Messrs. Jackson, Goldshmit and Michals, as the members of the Compensation Committee, are independent for such purposes. In determining director independence, the Board applies the independence standards set by Nasdaq. In its application of such standards the Board takes into consideration all transactions with Independent Directors and the impact of such transactions, if any, on any of the Independent Directors’ ability to continue to serve on the Board.

Board and Committees

During fiscal year 2025, the Board held three meetings and took action by written consent eight times, our Audit Committee held four meetings, and our Compensation Committee took action by written consent three times. Our Corporate Governance and Nominating Committee did not meet. All directors attended or participated by telephone in all meetings of the Board and of the Board’s committees on which each applicable director served. It is the Company’s policy that directors are invited and encouraged to attend the Annual Meeting. All of our then current directors attended our annual meeting held in 2025.

We have three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each committee is made up entirely of independent directors as defined under the Nasdaq Stock Market Rules. The members of the Audit Committee are Michael Jackson, who serves as chairman, Eran Goldshmit, Lyron Bentovim and Phillip Michals. The members of the Compensation Committee and the Corporate Governance and Nominating Committee are Michael Jackson, Eran Goldshmit and Phillip Michals. Current copies of each committee’s charter are available on our website at www.manhattanbridgecapital.com.

Audit Committee. The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:

●	selecting, hiring and terminating our independent auditors;
●	evaluating the qualifications, independence and performance of our independent auditors;
●	approving the audit and non-audit services to be performed by the independent auditors;
●	reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;
●	overseeing and monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;
●	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and
●	preparing the report that the SEC requires in our annual proxy statement.

The Board has determined that Michael Jackson is qualified as an Audit Committee Financial Expert pursuant to Item 407(d)(5) of Regulation S-K. Each Audit Committee member is independent, as that term is defined in Section 10A(m)(3) of the Exchange Act and their relevant experience is more fully described above.

Compensation Committee. The Compensation Committee assists the Board in determining the compensation of our officers and directors. Specific responsibilities include the following:

●	approving the compensation and benefits of our executive officers;
●	administering our clawback policy;
●	reviewing the performance objectives and actual performance of our officers; and
●	administering our stock option and other equity and incentive compensation plans.

The Compensation Committee is comprised entirely of directors who satisfy the standards of independence applicable to compensation committee members under Section 16(b) of the Exchange Act. During the fiscal year ended December 31, 2025, the Compensation Committee did not utilize the services of a compensation consultant.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. Specific responsibilities include the following:

●	evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;
●	establishing a policy for considering shareholder nominees to the Board;
●	reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and
●	reviewing and monitoring compliance with our code of ethics and insider trading policy.

Board Leadership Structure

Mr. Ran has served as Chairman of the Board, Chief Executive Officer and President since our inception in 1989. Our By-Laws give the Board the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be held by the same person or by two separate individuals. Each year, the Board evaluates our leadership structure and determines the most appropriate structure for the coming year based upon its assessment of our position, strategy, and our long term plans. The Board also considers the specific circumstances we face and the characteristics and membership of the Board. At this time, the Board has determined that having Mr. Ran serve as both the Chairman and Chief Executive Officer is in the best interest of our shareholders. We believe this structure makes the best use of the Chief Executive Officer’s extensive knowledge of our business and personnel, our strategic initiatives and our industry, and also fosters real-time communication between management and the Board.

The Board’s Oversight of Risk Management

The Board recognizes that companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making. The Board encourages and management promotes a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our management and executive officers, to assess and analyze the most likely areas of future risk for us.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants, and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee consists of four members of the Board who meet the independence and experience requirements of Nasdaq and the SEC.

The Audit Committee retains our independent registered public accounting firm and approves in advance all permissible non-audit services performed by them and other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with our Company.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2025, and met with management to discuss such audited financial statements. The Audit Committee has discussed with H&L, our independent accountants, the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCOAB”) and the SEC. The Audit Committee has received the written disclosures and the letter from H&L required by applicable requirements of the PCOAB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with H&L its independence from us and our management. Based on its review and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year then ended for filing with the SEC.

AUDIT COMMITTEE:

Michael J. Jackson, Chairman
Eran Goldshmit
Lyron Bentovim
Phillip Michals

Shareholder Communications

The Board has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o Corporate Secretary at 60 Cutter Mill Road, Suite 205, Great Neck, NY 11021.

All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Executive Compensation

The following Summary Compensation Table sets forth all compensation earned by or paid to, in all capacities, during the years ended December 31, 2025 and 2024 by (i) the Company’s Chief Executive Officer and (ii) the most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers and whose total compensation exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers” or “NEOs”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($) (1)	Total ($)
Assaf Ran	2025	$365,385	$—	$41,400	$406,785
Chief Executive Officer and President	2024	$365,000	$30,000	$50,875	$445,875

Vanessa Kao	2025	$185,000	$52,000	$13,545	$250,545
Chief Financial Officer, Vice President, Treasurer and Secretary	2024	$177,500	$37,500	$12,545	$227,545

(1)	Consists of certain expense reimbursements and Company matching contributions made pursuant to its Simple IRA Plan.

Employment Contracts

We have an employment agreement with Mr. Assaf Ran, our President and Chief Executive Officer, pursuant to which: (i) Mr. Ran’s employment term renews automatically on June 30th of each year for successive one-year periods unless either party gives to the other written notice at least 180 days prior to June 30th of its intention to terminate the agreement; (ii) Mr. Ran receives a current annual base salary of $380,000 and annual bonuses as determined by the Compensation Committee of the Board, in its sole and absolute discretion, and is eligible to participate in all executive benefit plans established and maintained by us; and (iii) Mr. Ran agreed to a one-year non-competition period following the termination of his employment. If the employment agreement is terminated by Mr. Ran for “good reason” (as defined in the employment agreement) he shall be paid (1) his base compensation up to the effective date of such termination; (2) his full share of any incentive compensation payable to him for the year in which the termination occurs; and (3) a lump sum payment equal to 100% of the average cash compensation paid to, or accrued for, him in the two calendar years immediately preceding the calendar year in which the termination occurs.

In June 2024, the Compensation Committee approved an increase in Mr. Ran’s annual base salary from $350,000 to $380,000. In December 2025, Mr. Ran voluntarily agreed to forgo $14,615 of base salary for the period from December 18, 2025 through December 31, 2025.

Restricted Stock Grant

In September 2011, upon shareholders’ approval at the 2011 annual meeting of shareholders, we granted 1,000,000 restricted common shares (the “Restricted Shares”) to Mr. Ran, our Chief Executive Officer. Under the terms of the restricted shares agreement, among other things, Mr. Ran may not sell, convey, transfer, pledge, encumber or otherwise dispose of the Restricted Shares until the earliest to occur of the following: (i) September 9, 2026, with respect to 1/3 of the Restricted Shares, September 9, 2027 with respect to an additional 1/3 of the Restricted Shares and September 9, 2028 with respect to the final 1/3 of the Restricted Shares; (ii) the date on which Mr. Ran’s employment is terminated by us for any reason other than for “Cause” (i.e., misconduct that is materially injurious to us monetarily or otherwise, including engaging in any conduct that constitutes a felony under federal, state or local law); or (iii) the date on which Mr. Ran’s employment is terminated on account of (A) his death; or (B) his disability, which, in the opinion of his personal physician and a physician selected by us prevents him from being employed with us on a full-time basis (each such date being referred to as a “Risk Termination Date”). If at any time prior to a Risk Termination Date Mr. Ran’s employment is terminated by us for Cause, or by Mr. Ran voluntarily for any reason other than death or disability, Mr. Ran will forfeit that portion of the Restricted Shares which has not previously vested. Mr. Ran has the power to vote the Restricted Shares and will be entitled to all dividends payable with respect to the Restricted Shares.

In connection with the Compensation Committee’s approval of the foregoing grant of Restricted Shares, the Compensation Committee consulted with and obtained the concurrence of independent compensation experts and informed Mr. Ran that it had no present intention of continuing its prior practice of annually awarding stock options to Mr. Ran as Chief Executive Officer. Also, Mr. Ran, advised the Compensation Committee that he would not seek future stock option grants.

Termination and Change of Control Arrangement

In the event of termination, Mr. Ran will not be entitled to receive any severance and any non-vested options will be automatically forfeited. If at any time prior to a Risk Termination Date Mr. Ran’s employment is terminated by us for cause or by Mr. Ran voluntarily for any reason other than death or disability, Mr. Ran will forfeit that portion of the Restricted Shares which have not previously vested. If Mr. Ran is terminated for any reason other than for cause, the Restricted Shares become immediately transferable.

Compensation of Directors

During 2025, the annual cash compensation paid to each independent member of the Board was $17,500, plus an additional $300 for each committee meeting attended.

The table below summarizes the compensation paid to our independent directors for the year ended December 31, 2025. Mr. Ran’s compensation is described below under “Executive Compensation.”

Director Compensation

Name	Fees Earned or Paid in Cash ($)
Michael Jackson	$18,700
Eran Goldshmit	$18,700
Lyron Bentovim	$18,700
Phillip Michals	$18,700

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards to the Named Executive Officers as of December 31, 2025.

Name	Stock Awards Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Assaf Ran
Chief Executive Officer and President	1,000,000	4,650,000	(1)(2)

(1)	Calculated based on the closing market price of $4.65 at the end of the last completed fiscal year on December 31, 2025.

(2)	Mr. Ran may not sell, convey, transfer, pledge, encumber or otherwise dispose of the Restricted Shares until the earliest to occur of the following: (i) September 9, 2026, with respect to 1/3 of the Restricted Shares, September 9, 2027 with respect to an additional 1/3 of the Restricted Shares and September 9, 2028 with respect to the final 1/3 of the Restricted Shares; (ii) the date on which Mr. Ran’s employment is terminated by us for any reason other than for “Cause;” or (iii) on a Risk Termination Date. If at any time prior to a Risk Termination Date Mr. Ran’s employment is terminated by us for Cause or Mr. Ran voluntarily terminates his employment for any reason other than death or disability, Mr. Ran will forfeit that portion of the Restricted Shares which have not previously vested.

We do not have any formal policy that requires the Company to grant, or avoid granting, equity-based compensation at certain times. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. The timing of any equity grants to executive officers or directors in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).

During the year ended December 31, 2025, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the Securities and Exchange Commission, that were likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Chief Executive Officer and our other Named Executive Officer and certain financial performance of the Company for each of the fiscal years ended December 31, 2025, 2024 and 2023.

Fiscal Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Summary Compensation Table Total for Other NEOs	Compensation Actually Paid to Other NEOs (1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income
2025	$406,785	$406,785	$250,545	$250,545	$113	$5,110,977
2024	$445,875	$445,875	$227,545	$227,545	$124	$5,590,936
2023	$528,751	$528,751	$247,090	$247,090	$102	$5,476,171

(1)	Amounts represent compensation actually paid to Mr. Assaf Ran, our Chief Executive Officer, and to Ms. Vanessa Kao, our Chief Financial Officer. No awards were granted to our Chief Executive Officers and our Chief Financial Officer during each of the fiscal years ended December 31, 2025, 2024 and 2023. See “Executive Compensation – Summary Compensation Table” for certain other compensation of our Chief Executive Officer and our Chief Financial Officer for each applicable fiscal year.

Compensation actually paid to our Chief Executive Officer represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our Chief Executive Officer	2025	2024	2023
Total Compensation in the Summary Compensation Table	$406,785	$445,875	$528,751
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	0	0	0
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	0	0	0
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End(1)	0	0	0
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(1)	0	0	0
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	0	0	0
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	0	0	0
Total Adjustments	0	0	0
Compensation Actually Paid to the CEO	$406,785	$445,875	$528,751

(1)	No awards were granted to our Chief Executive Officer during each of the fiscal years ended December 31, 2025, 2024 and 2023.

Adjustments to Determine Compensation “Actually Paid” to our Other Named Executive Officers	2025	2024	2023
Total Compensation in the Summary Compensation Table	$250,545	$227,545	$247,090
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	0	0	0
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	0	0	0
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End(2)	0	0	0
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(2)	0	0	0
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	0	0	0
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	0	0	0
Total Adjustments	0	0	0
Compensation Actually Paid to our other Named Executive Officers	$250,545	$227,545	$247,090

(2)	No awards were granted to our other Named Executive Officers during each of the fiscal years ended December 31, 2025, 2024 and 2023.

Relationship Between Financial Performance Measures

The relationships between the compensation actually paid to our Chief Executive Officer and the compensation actually paid to our other NEOs, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income (loss), in each case, for the fiscal years ended December 31, 2025, 2024 and 2023 are described as follows:

From 2024 to 2025, the compensation actually paid to our Chief Executive Officer decreased by approximately 8.8%, from $445,875 to $406,785, while the compensation actually paid to our Chief Financial Officer increased by approximately 10.1%, from $227,545 to $250,545. In June 2024, the Compensation Committee approved an increase in Mr. Ran’s annual base salary from $350,000 to $380,000, and an increase in Ms. Kao’s annual base salary from $170,000 to $185,000; the 2025 figures reflect the first full fiscal year at these adjusted salary levels. In addition, for 2025, Mr. Ran voluntarily agreed to forgo $14,615 of base salary for the period from December 18, 2025 through December 31, 2025, and Ms. Kao received an annual bonus of $52,000.

During this period, the Company’s annual total TSR decreased from 21.9% in 2024 to (8.8%) in 2025. The Company’s cumulative TSR for the two-year period ended December 31, 2025 was 11.3%. Net income decreased by approximately 8.6%, from approximately $5,591,000 in 2024 to $5,111,000 in 2025, primarily due to lower interest income reflecting a slowdown in new loan originations, partially offset by lower interest expense.

From 2023 to 2024, the compensation actually paid to our Chief Executive Officer decreased by approximately 15.7%, from $528,751 to $445,875, while the compensation actually paid to our Chief Financial Officer decreased by approximately 7.9%, from $247,090 to $227,545. In June 2024, the Compensation Committee approved an increase in Mr. Ran’s annual base salary from $350,000 to $380,000, and an increase in Ms. Kao’s annual base salary from $170,000 to $185,000. In addition, Mr. Ran received an annual bonus of $30,000 in 2024, and Ms. Kao received an annual bonus of $37,500. In 2023, Mr. Ran received a special bonus of $60,000 and an annual bonus of $70,000, and Ms. Kao received a special bonus of $30,000 and an annual bonus of $35,000.

During this period, the Company’s annual TSR increased from 1.7% in 2023 to 21.9% in 2024. The Company’s cumulative TSR for the two-year period ended December 31, 2024 was 24.0%. Net income increased by approximately 2.1%, from approximately $5,476,000 in 2023 to $5,591,000 in 2024, primarily due to lower interest expense, partially offset by a decrease in origination fees.

Certain Relationships and Related Transactions

Except for the compensation arrangements, no director, executive officer, principal stockholder holding at least 5% of our Common Shares, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during the year 2025 in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of our total assets at the end of 2025.

Security Ownership of Certain Beneficial Owners

The following table, together with the accompanying footnotes, sets forth information, as of the Record Date, regarding the beneficial ownership of our common shares by all persons known by us to beneficially own more than 5% of our outstanding common shares, each Named Executive, each director, and all of our directors and executive officers as a group:

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percentage of Class

Executive Officers and Directors
Assaf Ran (2)	2,610,000	22.8%
Vanessa Kao	8,236	*
Michael Jackson	41,344	*
Eran Goldshmit	10,978	*
Lyron Bentovim	41,044	*
Phillip Michals	101,058	*
All executive officers and directors as a group (6 persons)	2,812,660	24.6%

* Less than 1%

(1)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the Record Date have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on 11,429,351 shares outstanding on the Record Date.

(2)	Includes 1,000,000 Restricted Shares granted to Mr. Ran on September 9, 2011, which was approved by shareholders at our 2011 annual meeting of shareholders. Mr. Ran may not sell, convey, transfer, pledge, encumber or otherwise dispose of the Restricted Shares until the earliest to occur of the following: (i) September 9, 2026, with respect to 1/3 of the Restricted Shares, September 9, 2027 with respect to an additional 1/3 of the Restricted Shares and September 9, 2028 with respect to the final 1/3 of the Restricted Shares; (ii) the date on which Mr. Ran’s employment is terminated by us for any reason other than for “Cause;” or (iii) on a Risk Termination Date. If at any time prior to a Risk Termination Date Mr. Ran’s employment is terminated by us for Cause or Mr. Ran voluntarily terminates his employment for any reason other than death or disability, Mr. Ran will forfeit that portion of the Restricted Shares which have not previously vested. Also includes 1,383,000 shares of common stock directly owned by Ran & Ran of NY Inc., which is currently wholly owned by Mr. Ran. Mr. Ran’s address is c/o Manhattan Bridge Capital, Inc., 60 Cutter Mill Road, Suite 205, Great Neck, New York 11021.

Independent Registered Public Accounting Firm Fees and Other Matters

The aggregate fees billed by our principal accounting firm, H&L, for the fiscal years ended December 31, 2025, and 2024 are as follows:

(a) Audit Fees

2025

The aggregate fees incurred during 2025 for our principal accountant were $73,500, covering the audit of our annual financial statements and the review of our financial statements for the first, second and third quarters of 2025.

2024

The aggregate fees incurred during 2024 for our principal accountant were $71,750, covering the audit of our annual financial statements and the review of our financial statements for the first, second and third quarters of 2024.

(b) Audit-Related Fees

There were no audit-related fees billed by our principal accountant during 2025 or 2024.

(c) Tax Fees

There were no tax fees billed by our principal accountant during 2025 or 2024.

(d) All Other Fees

No other fees, beyond those disclosed above, were billed during 2025 or 2024 except that we were billed $1,500 in 2024 by our principal accountant for services rendered in connection with our Registration Statement on Form S-3.

Audit Committee Pre-Approval, Policies and Procedures

Our Audit Committee approved the engagement with Hoberman & Lesser CPAs, LLP. These services were pre-approved by our Audit Committee to assure that such services do not impair the auditor’s independence from us.

MISCELLANEOUS

Other Matters

Management knows of no matter other than the foregoing to be brought before the Annual Meeting, but if such other matters properly come before the meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of the solicitation of proxies will be borne by us. Proxies may be solicited by directors, officers and regular employees of ours, without extra compensation, by telephone, telegraph, mail or personal interview. Solicitation is not to be made by specifically engaged employees or paid solicitors. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of our Common Shares.

Shareholder Proposals for the 2027 Annual Meeting of Shareholders

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of shareholders (the “2027 Annual Meeting”), must comply with Rule 14a-8 under the Exchange Act and any other applicable rules. Rule 14a-8 requires that shareholder proposals be delivered to our principal executive offices no later than 120 days before the one-year anniversary of the release date of the previous year’s annual meeting proxy statement. Accordingly, if you wish to submit a proposal to be considered for inclusion in the proxy statement for our 2027 Annual Meeting, you must submit the proposal to our Secretary at our offices at 60 Cutter Mill Road, Suite 205, Great Neck, NY 11021, in writing not later than January 8, 2027. Shareholders who wish to present a proposal at our next annual meeting of stockholders without the inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by March 24, 2027. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 60 Cutter Mill Road, Suite 205, Great Neck, NY 11021, (516) 444-3400. If you want to receive separate copies of the proxy statement and annual report to shareholders in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR SHAREHOLDERS OF RECORD ON THE RECORD DATE AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

EVERY SHAREHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

By order of the Board of Directors

Vanessa Kao
Secretary

Great Neck, New York

May 8, 2026

MANHATTAN BRIDGE CAPITAL, INC.
60 CUTTER MILL RD., SUITE 205
GREAT NECK, NY 11021

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95544-P52671 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MANHATTAN BRIDGE CAPITAL, INC.

The Board of Directors recommends a vote FOR all the nominees listed.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Assaf Ran
02) Lyron Bentovim
03) Eran Goldshmit
04) Michael J. Jackson
05) Vanessa Kao
06) Phillip Michals

The Board of Directors recommends a vote FOR Proposal 2.

The shares represented by this Proxy will be voted as directed or if no direction is indicated, will be voted FOR ALL the nominees listed in Proposal 1 and FOR Proposal 2.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at proxyvote.com

V95545-P52671

MANHATTAN BRIDGE CAPITAL, INC.

The undersigned hereby constitutes and appoints Assaf Ran and Vanessa Kao, with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Shareholders of Manhattan Bridge Capital, Inc. (the "Company") to be held on Thursday, June 18, 2026 at 9:00 a.m., local time, at the offices of Sullivan & Worcester LLP, 1251 Avenue of the Americas, New York, NY 10020 (the "Annual Meeting"), and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all common shares of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Notice and Proxy Statement for the Annual Meeting, and in their discretion upon such other matters as may come before the meeting.

(Continued and to be signed on reverse side)